SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) September 28, 2004

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752
1-27031	ENTERGY GULF STATES, INC. (a Texas corporation) 350 Pine Street Beaumont, Texas 77701 Telephone (409) 838-6631	74-0662730
1-8474	ENTERGY LOUISIANA, INC. (a Louisiana corporation) 4809 Jefferson Highway Jefferson, Louisiana 70121 Telephone (504) 840-2734	72-0245590

Form 8-K September 28, 2004

Item 7.01. Regulation FD Disclosure

Entergy Corporation

The information in this Current Report on Form 8-K, including the exhibits listed below, is being furnished, not filed, under Item 7.01 pursuant to Regulation FD.

On September 28, 2004, J. Wayne Leonard, Entergy Corporation's Chief Executive Officer, will speak to various members of the financial and investment community in New York City. A copy of his slide presentation to be given is attached to this report as Exhibit 99.1 and is incorporated herein. The slide presentation can also be accessed via Entergy's web site at www.entergy.com/investor under "Presentations and Webcasts."

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Slide presentation given by the Chief Executive Officer of Entergy Corporation, J. Wayne Leonard, on September 28, 2004
99.2	Statement on Uses and Usefulness of Non-GAAP Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
By: /s Nathan E. Langston
Nathan E. Langston Senior Vice President and Chief Accounting Officer

Dated: September 28, 2004